DASAN ZHONE SOLUTIONS, INC.
2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND
RESTRICTED STOCK UNIT AGREEMENT
DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), pursuant to its 2017 Incentive Award Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), the number of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s common stock (the “Shares”) set forth below. This award (the “Award”) is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Vesting Commencement Date:
Total Number of RSUs:
Distribution Schedule:	Subject to the terms of the Agreement, the RSUs shall be distributable as they vest pursuant to the Vesting Schedule in accordance with Section 1.1(c) of the Agreement.
Vesting Schedule:	Subject to the terms of the Agreement, the RSUs shall vest [Note: Vesting to be approved by the Administrator and will be specified in individual agreements].

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

DASAN ZHONE SOLUTIONS, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant RSUs under the Plan with respect to the number of Shares indicated in the Grant Notice. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE I
GRANT OF RSUS
1.1    Award of Restricted Stock Units.
(a)    Grant of RSUs. In consideration of Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. Prior to actual issuance of any Shares, the RSUs and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. Unless otherwise provided the Grant Notice, in the event of Participant’s Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
(c)    Distribution of RSUs.
(i)    Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested RSUs within ten (10) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in the Grant Notice (or, in the event the vesting date is the date of a Change in Control, the RSUs shall be settled immediately prior to such Change in Control), subject to the terms and provisions of the Plan and this Agreement.
(ii)    All distributions of the RSUs shall be made by the Company in the form of whole Shares. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the RSUs are settled pursuant to this Section 1.1.
(iii)    Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

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(d)    Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.
1.2    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. Further, if Participant is subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Affiliate employing Participant (or former employer, as applicable) may be required to withhold or account for taxes in more than one jurisdiction. Participant may satisfy the tax withholding obligation in one or more of the forms specified below, subject to Section 10.2 of the Plan:
(i)    By cash or check made payable to the Company or the Affiliate with respect to which the tax withholding obligation arises;
(ii)    By the deduction of such amount from other compensation payable to Participant;
(iii)    With the consent of the Administrator, by requesting that the Company withhold a net number of Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates;
(iv)    With the consent of the Administrator, by tendering vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates;
(v)    Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares issuable pursuant to the RSUs then vesting, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Affiliate with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    In any combination of the foregoing.

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(b)    In the event Participant fails to provide timely payment of all sums required pursuant to Section 1.2(a), the Company and its Affiliates shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 1.2(a)(ii) or Section 1.2(a)(iii) above, or any combination of the foregoing as the Company or its Affiliates may determine to be appropriate. If Participant is subject to Section 16 of the Exchange Act at the time the tax withholding obligation arises, the prior approval of the Committee shall be required for any election by the Company to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 1.2(a)(iii) above pursuant to this Section 2.4(b).
(c)    In the event any tax withholding obligation will be satisfied under Section 1.2(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares that are issuable upon settlement of the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 1.2(c), including the transactions described in the previous sentence, as applicable. If Participant is subject to Section 16 of the Exchange Act at the time the tax withholding obligation arises, the prior approval of the Committee shall be required for any election by the Company pursuant to this Section 1.2(c).
(d)    The Company and/or its Affiliate’s withholding obligation shall be determined based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such higher withholding rates as may be determined by the Administrator, which rates shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid adverse accounting consequences)).
(e)    Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company and its Affiliates do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability. The Company shall not be obligated to deliver any Shares issuable under the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the settlement of the RSUs or any other taxable event related to the RSUs.

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1.3    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the RSUs or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator, in its sole discretion, shall deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator, in its sole discretion, shall determine to be necessary or advisable;
(d)    The lapse of such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience; and
(e)    The receipt of full payment of any applicable withholding tax in accordance with Section 1.3 by the Company or its Affiliate with respect to which the applicable withholding obligation arises.
1.4    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable upon vesting of the RSUs unless and until certificates representing such Shares (which may be in book-entry form) shall have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article 12 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such shares.
1.5    Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the Award is subject to the provisions of Section 10.5 of the Plan.
ARTICLE II
OTHER PROVISIONS
2.1    Award Not Transferable. Participant hereby acknowledges and agrees that the Award is subject to the restrictions on transfer set forth in Section 10.3 of the Plan.

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2.2    Adjustments. Participant acknowledges that the RSUs, including the vesting of the RSUs, and the number of RSUs, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Article 12 of the Plan.
2.3    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and may be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
2.4    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Participant.
2.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 2.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
2.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
2.7    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

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2.8    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
2.9    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
2.10    Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
2.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
2.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
2.13    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor, as and when the Shares are issued pursuant to the terms hereof.
2.14    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
2.15    Paperless Administration. By accepting this Award, Participant hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

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2.16    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 1.2(a)(v) or Section 1.2(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliate with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s withholding obligation.
2.17    Nature of Grant. In accepting the RSUs, Participant understands, acknowledges, and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;

(b)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of equity awards, even if equity awards have been granted in the past;

(c)    all decisions with respect to future option or other equity grants, if any, will be at the sole discretion of the Administrator;

(d)    the RSU grant and participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company or any Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any) at any time with or without cause;

(e)    Participant is voluntarily participating in the Plan;

(f)    the RSUs and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)    the RSUs and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or other similar payments;

(h)    the future value of the shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

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(i)    if Participant vests in the RSUs and acquires shares, the value of such shares may increase or decrease in value;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Participant’s employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(k)    for purposes of this RSUs, Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the RSUs, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence);

(l)    unless otherwise provided in the Plan or by the Administrator, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)    the following provisions apply if Participant is providing services outside the United States:

(i)    the RSUs and any shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(ii)    neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon such settlement.

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2.18    Language. If Participant receives this Agreement or any other document relating to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
2.19    Foreign Asset/Account and Exchange Control and Tax Reporting. Participant acknowledges that, depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares or cash (including dividends received or the proceeds arising from the sale of shares) derived from participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The Applicable Laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on these matters.
2.20    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell shares or rights to shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.
2.21    Appendix. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in the Appendix, if any. Specifically, in the event Participant resides or relocates to one of the countries included in the Appendix, if any, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes a part of this Agreement.

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